UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2013

CEFC GLOBAL STRATEGIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173949	99-0361962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Xing Guo Road, D8 Xu Hui District, Shanghai, P.R. China	200052
(Address of principal executive offices)	(Zip Code)
011-8621-5856-5351 Registrant’s telephone number, including area code:
ASTRA VENTURES, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2013, the registrant’s name changed from Astra Ventures, Inc. to “CEFC Global Strategic Holdings, Inc.”  To effect the name change, the registrant filed a Certificate of Amendment with the Nevada Secretary of State which became effective on December 10, 2013.  The name change pursuant to the Certificate of Amendment was approved by the registrant’s board of directors and by holders of a majority of the issued and outstanding shares of the registrant’s common stock.

There will be no mandatory exchange of the stock certificates representing our outstanding shares of our common stock. Following the name change, the stock certificates which reflect our prior name will continue to be valid.

Item 8.01	Other Events.

The registrant’s name change became effective on the Over-the-Counter Bulletin Board, where the registrant’s common stock is quoted for trading, at the open of business on December 10, 2013, under the new stock symbol “CGSH.”  In connection therewith, the registrant’s new CUSIP number is 12515T109.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
3.3	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEFC GLOBAL STRATEGIC HOLDINGS, INC.
Date:	December 10, 2013	(Registrant)

		By:	/s/ Mao Zhao
Mao Zhao
Chief Executive Officer